                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): September 6, 2000


                           WESTERN DIGITAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    001-08703                 95-264-7125
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)


        8105 Irvine Center Drive
          Irvine, California                                       92618
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (949) 932-5000


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

        On September 6 and 26, 2000, and October 6 and 11, 2000 the Registrant retired in the aggregate $286,901,000 principal amount of its Zero Coupon Convertible Subordinated Debentures due 2018 in exchange for shares of its common stock. These exchanges were made pursuant to Section 3(a)(9) of the Securities Act, as amended. As a result of these exchanges and previous exchanges, the Registrant has retired debentures in the aggregate principal amount of $1,022,501,000 and issued in exchange 42,087,009 shares of common stock. The total number of shares of common stock outstanding as of October 11, 2000, following these exchanges, was 168,579,525.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 18, 2000
                                            WESTERN DIGITAL CORPORATION


                                            By: /s/ MICHAEL A. CORNELIUS
                                                --------------------------------
                                                    Michael A. Cornelius
                                                    Vice President, Law and
                                                    Administration and Secretary



                                       2